UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2025

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Onfolio Holdings Inc. (the “Company”) was held on August 6, 2026. As of the close of business on June 12, 2026, the Company had outstanding 7,040,328 shares of common stock, of which 3,533,558 shares were represented at the meeting by proxy and in person; accordingly, a quorum was constituted. The matters voted upon and the final results of the voting were as follows:

Proposal 1: Election of Directors.

The following persons were elected to the Board of Directors to serve until the 2027 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Abstain	Broker Non-votes
Dominic Wells	1,631,657	84,014	—	1,817,887
Andrew Lawrence	1,618,639	97,032	—	1,817,887
David McKeegan	1,619,824	95,847	—	1,817,887
Mark N. Schwartz	1,618,581	97,090	—	1,817,887

Proposal 2: Ratification of the appointment of Astra Audit & Advisory, LLC to serve as independent registered public accountants for the Company for fiscal year 2026.

                The following votes were cast with respect to Proposal 2.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
3,350,219	165,209	18,130	—

Proposal 3: To approve, for purposes of Marketplace Rule 5635(d) of the Nasdaq Stock Market LLC, the potential issuance of more than 19.99% of our issued and outstanding shares of our common stock, par value $0.001 per share, pursuant to that certain equity purchase facility agreement, dated as of April 10, 2026, at a price per share that is less than the “Minimum Price” (as defined under Nasdaq Listing Rule 5635(d)).

The following votes were cast with respect to Proposal 3.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
1,552,575	160,884	2,211	1,817,887

Proposal 4: To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended to date, to increase the number of authorized shares of our common stock from 300,000,000 shares to 600,000,000 shares in order to ensure that the Company has a sufficient number of authorized but unissued shares available for corporate purposes.

The following votes were cast with respect to Proposal 4.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
2,764,994	765,276	3,288	0

Proposal 5: To approve one or more adjournments and reconvening of the Annual Meeting, in whole or in part, if necessary or appropriate, to solicit additional proxies in favor of the equity facility proposal and the authorized share increase proposal if there are not sufficient votes at the Annual Meeting to approve and adopt the equity facility proposal and/or the authorized share increase proposal.

The following votes were cast with respect to Proposal 5.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
2,698,160	824,992	10,406	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: August 11, 2026	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer

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